Pricing Supplement Dated:  October 7, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 29,700,000                           Interest Rate: 5.25%
Agent's Discount or Commission: 178,200                Stated Maturity Date:
Net Proceeds to Issuer:  29,521,800                      October 11, 2005
                                                       Original Issue Date:
                                                         October 9, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.
Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:         / / Yes         /X/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry           / / Certificated

Agent: / /  Merrill Lynch & Co.
       /X/  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       / /  Agent                /X/ Principal

If as principal:
       /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of ___% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  October 7, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 5,000,000                            Interest Rate: 5.25%
Agent's Discount or Commission: 30,000                 Stated Maturity Date:
Net Proceeds to Issuer:  4,970,000                       October 11, 2005
                                                       Original Issue Date:
                                                         October 9, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:        / / Yes         /X/ No
       Total Amount of OID:
       Yield to Maturity:
       Initial Accrual Period:

Form:  /X/  Book-Entry          / / Certificated

Agent: /X/  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       / /  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       /X/  Agent               / / Principal

If as principal:
       / / The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.

Other Provisions:

Pricing Supplement Dated:  October 7, 1998                    Rule 424(b)(2)
(To Prospectus dated January 9, 1997 and                      File No. 333-18921
Prospectus Supplement dated January 14, 1997)

                                 TRIBUNE COMPANY
                     Medium-Term Notes, Series E-Fixed Rate
--------------------------------------------------------------------------------
Principal Amount: 32,500,000                           Interest Rate: 5.25%
Agent's Discount or Commission: 195,000                Stated Maturity Date:
Net Proceeds to Issuer:  32,305,000                      October 11, 2005
                                                       Original Issue Date:
                                                         October 9, 1998
--------------------------------------------------------------------------------

Interest Payment Dates:  May 15 & November 15
Redemption:
/X/    The Notes cannot be redeemed prior to the Stated Maturity Date.
/ /    The Notes may be redeemed prior to the Stated Maturity Date.
       Initial Redemption Date:
       Initial Redemption Percentage:
       Annual Redemption Percentage Reduction:  % until Redemption Percentage is
                                                100% of the principal amount.

Optional Repayment:
/X/ The Notes cannot be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
/ / The Notes can be repaid prior to the Stated Maturity Date at the option of the holder of the Notes.
       Optional Repayment Dates:
       Repayment Price:  100%

Currency:  US Dollars
       Specified Currency:  US Dollars
         (If other than U.S. dollars, see attached)
       Minimum Denominations:
         (Applicable only if Specified Currency is other than U.S. dollars)

Original Issue Discount:        / / Yes         /X/ No
         Total Amount of OID:
         Yield to Maturity:
         Initial Accrual Period:

Form:  /X/  Book-Entry          / / Certificated

Agent: / /  Merrill Lynch & Co.
       / /  J.P. Morgan Securities Inc.
       /X/  Salomon Smith Barney
       / /  Citicorp Securities, Inc.

Agent acting in the capacity as indicated below:
       / /  Agent               /X/ Principal

If as principal:
       /X/ The Notes are being offered at varying prices related to prevailing market prices at the time of resale.
       / / The Notes are being offered at a fixed initial public offering price of ___% of principal amount.

If as Agent:
       The Notes are being offered at a fixed initial public offering price of __% of Principal Amount.

Other Provisions: